UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                         FORM 8-K/A
                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

Date of Report (Date of earliest event reported) May 2, 2000

               California Software Corporation
     (Exact name of Registrant as specified in charter)

             Nevada                   1405-091          88-0408446
(State or other jurisdiction of   (Commission File   (I.R.S. Employer
         incorporation)               Number)        Identification)

        2901 South Pullman St., Santa Ana, CA              92005
      (Address of principal executive offices)           (Zip Code)

   Registrant's telephone number, including area code: 949.553.8900

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The registrant has engaged Squar-Milner, (4150 Newport Place 3rd floor, Newport Beach, CA 92660, 949-222-2999) as its principal accountant to replace its former principal accountant, James E. Slayton, CPA. The decision to change accountants was approved by the Board of Directors of the registrant. Neither of the reports of the former principal accountants or the financial statements for the period ending December 31, 1999 contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. During the audited period ending December 31, 1999, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused him to make reference to the subject matter of the disagreements in connection with his report. During the audited period ending December 31, 1999, the registrant has not consulted Squar-Milner regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

EXHIBITS

1.   Letter of James E. Slayton, CPA

SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:     May 2, 2000

          California Software Corporation

          By:
          _____________________________________
          /s/Bruce Acacio, President

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Exhibit 1


          James E. Slayton, CPA
          2858 West Market Street
          Suite C
          Fairlawn, Ohio 44333
          1-330-864-3553

                                               July 28, 2000

          Securities and Exchange Commission
          Washington, D.C. 20549

          I have been notified that I have been replaced as the accountant for California Software Corporation (the Company). I previously reported on the Company's financial statements for the period ending December 31, 1999. The letter terminating my appointment was dated May 2, 2000.

          The audit report dated December 31, 1999, was unqualified.

          I have read the Company's statements contained in Form 8-K and agree with them except that I am not in a position to agree with the Company's statement that the change was approved by the Audit Committee of the Board of Directors or that Squar-Milner, CPA was not engaged regarding any matter requiring disclosure under Regulation S-K,
          Item 304(a)(2).

          Sincerely,

          /s/James E. Slayton
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